Exhibit 10.30

                                 PROMISSORY NOTE



$100,000.00                                                 Seattle, Washington
                                                              November 16, 2000


     Dwayne M. Walker ("Debtor") hereby promises to pay to the order of Network Commerce Inc., a Washington corporation ("Lender"), its successors and assigns, in lawful money of the United States of America, the lesser of ONE HUNDRED THOUSAND AND 00/100 DOLLARS ($100,000.00) or the principal balance outstanding under this Promissory Note, together with accrued and unpaid interest thereon, at the rate or rates set forth below, on November 16, 2001 (the "Maturity Date").

     The unpaid principal amount of this Promissory Note shall bear interest at a rate per annum equal to seven percent (7.00%) calculated on the basis of a 365 day year and the actual number of days elapsed. If any interest is determined to be in excess of the then legal maximum rate, then that portion of each interest payment representing an amount in excess of the then legal maximum rate shall be deemed a payment of principal and applied against the principal of the obligations evidenced by this Promissory Note.

     In the event that Debtor shall fail to pay when due (whether at maturity, by reason of acceleration or otherwise) any principal of or interest on this Promissory Note, and such nonpayment is not cured within twenty (20) days after Debtor receives written notice of the same from Lender, then Debtor shall immediately forfeit all rights, title and interest to all unvested options to purchase common stock of Lender held by Debtor, which options were previously granted to Debtor by Lender.

     Debtor may at any time prepay in whole or in part the outstanding any principal of and accrued but unpaid interest on this Promissory Note.

     Debtor hereby waives presentment, demand, notice of dishonor, protest, notice of protest and all other demands, protests and notices in connection with the execution, delivery, performance, collection and enforcement of this Promissory Note. The Debtor shall pay all costs of collection when incurred, including reasonable attorneys' fees, costs and expenses.

     This Promissory Note is being delivered in, is intended to be performed in, shall be construed and interpreted in accordance with, and be governed by the internal laws of, the State of Washington, without regard to principles of conflict of laws.

     This Promissory Note may only be amended, modified or terminated by an agreement in writing signed by the party to be charged. This Promissory Note shall be binding upon the heirs, executors, administrators, successors and assigns of the Debtor and inure to the benefit of the Lender and its permitted successors, endorsees and assigns. This Promissory Note shall not be transferred without the express written consent of Lender, provided that if Lender consents to any such transfer or if notwithstanding the foregoing such a transfer occurs, then the provisions of this Promissory Note shall inure to the benefit of and be binding upon any successor to Debtor and shall be extended to any holder thereof.

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                                           DEBTOR



                                       /s/ Dwayne M. Walker































                       [Signature Page to Promissory Note]